Filed by City Holding Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
NEWS RELEASE

For Immediate Release
April 23, 2024

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.3 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $29.5 million and diluted earnings of $1.97 per share for the quarter ended March 31, 2024. For the quarter ended March 31, 2024, the Company achieved a return on assets of 1.92% and a return on tangible equity of 22.7%.

Net Interest Income

The Company’s net interest income decreased approximately $0.2 million, or 0.4%, from $54.7 million during the fourth quarter of 2023 to $54.4 million during the first quarter of 2024. The Company’s tax equivalent net interest income decreased approximately $0.2 million, or 0.4%, from $54.9 million for the fourth quarter of 2023 to $54.6 million for the first quarter of 2024. Due to an increase in the cost of interest bearing liabilities (20 basis points), net interest income declined $1.7 million. Additionally, lower yields on investment securities lowered net interest income by $0.4 million and an increase in the average balance of interest bearing liabilities ($48.4 million) decreased net interest income by $0.2 million. These decreases were partially offset by an increase in average loan balances of $46.6 million, which increased net interest income by $0.7 million, an increase of 15 basis points on loans yields which increased net interest income by $0.7 million, and an increase of 23 basis points on deposits in depository institutions yield which increased net interest income by $0.6 million. The Company’s reported net interest margin declined from 3.98% for the fourth quarter of 2023 to 3.95% for the first quarter of 2024.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.21%, or $8.6 million, at December 31, 2023 to 0.28%, or $11.5 million, at March 31, 2024. Total past due loans decreased from $10.9 million, or 0.27% of total loans outstanding, at December 31, 2023, to $6.7 million, or 0.16% of total loans outstanding, at March 31, 2024.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a recovery of credit losses of $0.2 million in the first quarter of 2024, compared to a provision for credit losses of $2.9 million for the comparable period in 2023, and a recovery of credit losses of $0.3 million for the fourth quarter of 2023. The recovery of credit losses was primarily related to a decline in loan balances from the fourth quarter of 2023 and a reduction in the loss rate of residential real estate loans that were partially offset by net charge-offs during the first quarter of 2024.

Non-interest Income

Non-interest income was $17.9 million during the quarter ended March 31, 2024, as compared to $18.7 million during the quarter ended March 31, 2023. During the first quarter of 2024, the Company reported $0.2 million of unrealized fair value gains on the Company’s equity securities compared to $0.8 million of realized gains from the sale of investment securities and $0.4 million of unrealized fair value gains on the Company’s equity securities during the first quarter of 2023.

Exclusive of these items, non-interest income increased $0.6 million, or 2.9%, from $17.5 million for the first quarter of 2023 to $18.1 million for the first quarter of 2024. This increase was largely attributable to an increase of $0.5 million, or 7.2%, in service charges, an increase of $0.4 million, or 16.4%, in trust and investment management fee income, and a $0.2 million, or 3.0%, increase in bankcard revenues. These increases were partially offset by a decrease in other income of $0.6 million.

Non-interest Expenses

Non-interest expenses decreased $2.7 million, or 7.1%, from $38.6 million in the first quarter of 2023 to $35.9 million in the first quarter of 2024. During the quarter ended March 31, 2023, the Company recognized $5.6 million of acquisition and integration expenses (included in other expenses) associated with the completed acquisition of Citizens Commerce Bancshares, Inc. (“Citizens”) and its principal banking subsidiary, Citizens Commerce Bank, on March 10, 2023. Excluding these expenses, non-interest expenses increased $2.9 million from $33.0 million in the quarter ended March 31, 2023 to $35.9 million in the quarter ended March 31, 2024. This increase was largely due to an increase in salaries and employee benefits of $1.2 million due to salary adjustments and increased health insurance costs. In addition, bankcard expenses increased $0.5 million, other expenses increased $0.5 million, and FDIC insurance expense increased $0.3 million.

Balance Sheet Trends

Loans declined $34.1 million (0.8%) from December 31, 2023 to $4.09 billion at March 31, 2024. Commercial and industrial loans decreased $19.2 million and commercial real estate loans decreased $14.6 million during the quarter ended March 31, 2024. These decreases were partially offset by an increase in home equity loans of $4.1 million (2.5%).

Period-end deposit balances increased $121.5 million from December 31, 2023, to March 31, 2024. Total average depository balances remained flat from the quarter ended December 31, 2023 to the quarter ended March 31, 2024, at $4.93 billion. Average savings deposit balances decreased $20.5 million, average interest-bearing demand deposit balances decreased $15.8 million, and average noninterest-bearing demand deposit balances decreased $11.5 million. These decreases were essentially offset by an increase in average time deposit balances of $47.2 million.

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2024 was 19.5% compared to 20.1% for the year ended December 31, 2023, and 20.5%, for the quarter ended March 31, 2023.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 80.9% and the loan to asset ratio was 64.8% at March 31, 2024. The Company maintained investment securities totaling 21.8% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 62.6% of assets at March 31, 2024. Time deposits fund 17.4% of assets at March 31, 2024, with only 13.0% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of March 31, 2024, City National had the capacity to borrow an additional $1.5 billion from these existing borrowing facilities. In addition, approximately $660 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $720 million of City National’s investment securities unpledged at March 31, 2024.

The Company continues to be strongly capitalized with tangible equity of $520 million at March 31, 2024. The Company’s tangible equity ratio declined slightly from 8.6% at December 31, 2023 to 8.5% at March 31, 2024. At March 31, 2024, City National’s Leverage Ratio was 9.4%, its Common Equity Tier I ratio was 14.6%, its Tier I Capital ratio was 14.6%, and its Total Risk-Based Capital ratio was 15.1%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 27, 2024, the Board of Directors of the Company approved a quarterly cash dividend of $0.715 per share payable April 30, 2024, to shareholders of record as of April 15, 2024. On January 31, 2024, the Company announced that the Board of Directors authorized the Company to buy back up to 1,000,000 shares of its common stock (approximately 7% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders (the "2024 Program"). No time limit was placed on the duration of the share repurchase program. As part of this authorization, the Company terminated its previous repurchase program that was approved in May 2022. The Company had repurchased 849,681 shares under the 2022 program. During the quarter ended March 31, 2024, the Company repurchased 36,000 common shares at a weighted average price of $100.24 per share as part of the 2024 Program. As of March 31, 2024, the Company could repurchase 964,000 additional shares under the 2024 Program.

City National operates 97 branches across West Virginia, Kentucky, Virginia, and Ohio.

On April 8, 2024, City National announced that it had been ranked #1 in customer satisfaction for consumer banking in the North Central Region in the J.D. Power 2024 U.S. Retail Banking Satisfaction Study. City National has claimed the top honor in five of the last seven years and outscored all other banks in West Virginia, Kentucky, Ohio, Indiana, and Michigan.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2024 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2024 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

Earnings
Net Interest Income (fully taxable equivalent)	$54,647	$54,889	$55,855	$55,757	$53,767
Net Income available to common shareholders	29,523	27,452	29,839	32,733	24,341

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.98	$1.84	$1.98	$2.16	$1.63
Diluted	1.97	1.84	1.98	2.16	1.63

Weighted average number of shares (in thousands):
Basic	14,795	14,758	14,922	14,994	14,818
Diluted	14,819	14,785	14,945	15,012	14,844
Period-end number of shares (in thousands)	14,825	14,832	14,901	15,007	15,260
Cash dividends declared	$0.72	$0.72	$0.72	$0.65	$0.65
Book value per share (period-end)	46.02	45.65	40.94	42.39	42.66
Tangible book value per share (period-end)	35.10	34.69	29.98	31.50	31.91
Market data:
High closing price	$111.40	$115.77	$99.49	$97.92	$100.27
Low closing price	99.28	87.43	87.51	83.57	89.17
Period-end closing price	104.22	110.26	90.35	89.99	90.88
Average daily volume (in thousands)	63	62	62	80	84
Treasury share activity:
Treasury shares repurchased (in thousands)	36	70	109	269	218
Average treasury share repurchase price	$100.24	$90.61	$89.33	$88.93	$92.10

Key Ratios (percent)
Return on average assets	1.92%	1.78%	1.94%	2.12%	1.63%
Return on average tangible equity	22.7%	23.5%	24.1%	27.4%	19.9%
Yield on interest earning assets	5.33%	5.23%	5.08%	4.87%	4.66%
Cost of interest bearing liabilities	1.90%	1.70%	1.46%	1.22%	0.86%
Net Interest Margin	3.95%	3.98%	4.03%	4.00%	4.05%
Non-interest income as a percent of total revenue	25.0%	25.6%	24.6%	27.1%	24.7%
Efficiency Ratio	49.2%	47.4%	46.4%	44.6%	45.7%
Price/Earnings Ratio (a)	13.17	14.95	11.40	10.40	13.95

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.09%	10.27%	10.73%	10.38%	10.31%
Tangible equity to tangible assets	8.46%	8.57%	7.55%	7.90%	8.05%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.15%	15.70%	15.36%	15.47%	15.64%
Tier I	16.15%	15.70%	15.36%	15.47%	15.64%
Total	16.69%	16.23%	15.89%	16.01%	16.18%
Leverage	10.45%	10.23%	10.05%	9.80%	10.20%
City National Bank risk based capital ratios (b):
CET I	14.60%	13.79%	14.73%	14.82%	14.08%
Tier I	14.60%	13.79%	14.73%	14.82%	14.08%
Total	15.14%	14.32%	15.27%	15.36%	14.63%
Leverage	9.42%	8.94%	9.61%	9.36%	9.18%

Other (period-end)
Branches	97	98	99	99	99
FTE	953	957	966	963	958

Assets per FTE (in thousands)	$6,625	$6,447	$6,291	$6,383	$6,483
Deposits per FTE (in thousands)	5,304	5,157	5,120	5,208	5,362

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) March 31, 2024 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Interest Income
Interest and fees on loans	$59,128	$57,755	$55,582	$52,352	$47,004
Interest on investment securities:
Taxable	12,040	12,336	12,432	11,794	11,773
Tax-exempt	830	832	910	950	1,162
Interest on deposits in depository institutions	1,570	941	1,265	2,585	1,591
Total Interest Income	73,568	71,864	70,189	67,681	61,530

Interest Expense
Interest on deposits	14,097	12,479	10,551	8,567	5,690
Interest on short-term borrowings	3,621	3,693	2,990	2,963	2,381
Interest on FHLB long-term advances	1,423	1,026	1,034	649	—
Total Interest Expense	19,141	17,198	14,575	12,179	8,071
Net Interest Income	54,427	54,666	55,614	55,502	53,459
Provision for (recovery of) credit losses	(180)	(300)	200	425	2,918
Net Interest Income After Provision for (Recovery of) Credit Losses	54,607	54,966	55,414	55,077	50,541

Non-Interest Income
Net (losses) gains on sale of investment securities	(1)	(4,951)	(730)	—	773
Unrealized (losses) gains recognized on securities still held	(152)	365	—	(294)	361
Service charges	7,035	7,158	7,124	6,906	6,563
Bankcard revenue	6,800	7,109	7,058	7,190	6,603
Trust and investment management fee income	2,623	2,563	2,409	2,339	2,252
Bank owned life insurance	927	1,218	807	3,208	804
Other income	716	774	742	952	1,326
Total Non-Interest Income	17,948	14,236	17,410	20,301	18,682

Non-Interest Expense
Salaries and employee benefits	18,878	18,772	18,289	18,429	17,673
Occupancy related expense	2,840	2,917	2,950	2,811	2,640
Equipment and software related expense	2,929	2,824	2,830	2,883	3,092
FDIC insurance expense	711	868	919	690	445
Advertising	867	588	790	974	760

Bankcard expenses	2,039	2,014	2,188	1,736	1,509
Postage, delivery, and statement mailings	666	615	668	596	647
Office supplies	453	477	457	591	420
Legal and professional fees	482	478	529	558	470
Telecommunications	600	614	568	623	606
Repossessed asset losses (gains), net of expenses	229	(50)	40	22	16
Other expenses	5.206	4.992	4.8	4.848	10.345
Total Non-Interest Expense	35,900	35,109	35,028	34,761	38,623
Income Before Income Taxes	36,655	34,093	37,796	40,617	30,600
Income tax expense	7,132	6,641	7,957	7,884	6,259
Net Income Available to Common Shareholders	$29,523	$27,452	$29,839	$32,733	$24,341

Distributed earnings allocated to common shareholders	$10,505	$10,508	$10,554	$9,668	$9,833
Undistributed earnings allocated to common shareholders	18,757	16,696	19,004	22,774	14,294
Net earnings allocated to common shareholders	$29,262	$27,204	$29,558	$32,442	$24,127

Average common shares outstanding	14,795	14,758	14,922	14,994	14,818
Shares for diluted earnings per share	14,819	14,785	14,945	15,012	14,844

Basic earnings per common share	$1.98	$1.84	$1.98	$2.16	$1.63
Diluted earnings per common share	$1.97	$1.84	$1.98	$2.16	$1.63

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Assets
Cash and due from banks	$121,853	$123,033	$67,402	$69,622	$76,223
Interest-bearing deposits in depository institutions	196,829	33,243	43,314	161,659	226,587
Cash and cash equivalents	318,682	156,276	110,716	231,281	302,810

Investment securities available-for-sale, at fair value	1,347,657	1,338,137	1,358,219	1,419,933	1,456,259
Other securities	30,681	30,966	29,022	29,262	24,728
Total investment securities	1,378,338	1,369,103	1,387,241	1,449,195	1,480,987

Gross loans	4,091,788	4,125,923	4,007,482	3,922,142	3,894,686
Allowance for credit losses	(22,310)	(22,745)	(23,128)	(22,751)	(22,724)
Net loans	4,069,478	4,103,178	3,984,354	3,899,391	3,871,962

Bank owned life insurance	118,875	118,122	117,979	117,173	124,238
Premises and equipment, net	71,623	72,146	72,682	73,118	73,430
Accrued interest receivable	21,759	20,290	19,223	17,973	18,395
Net deferred tax assets	43,969	42,216	58,811	46,944	42,146
Intangible assets	161,832	162,568	163,461	163,426	164,099
Other assets	129,627	124,153	161,659	148,333	132,715
Total Assets	$6,314,183	$6,168,052	$6,076,126	$6,146,834	$6,210,782

Liabilities
Deposits:
Noninterest-bearing	$1,359,072	$1,342,804	$1,333,474	$1,373,106	$1,420,990
Interest-bearing:
Demand deposits	1,330,268	1,291,011	1,319,783	1,337,445	1,356,017
Savings deposits	1,266,211	1,259,457	1,282,642	1,343,571	1,397,523
Time deposits	1,100,250	1,040,990	1,009,235	960,941	962,235
Total deposits	5,055,801	4,934,262	4,945,134	5,015,063	5,136,765
Short-term borrowings
FHLB short-term advances	—	25,000	—	—	—
Customer repurchase agreements	304,941	309,856	278,671	271,714	293,256
FHLB long-term advances	150,000	100,000	100,000	100,000	—
Other liabilities	121,210	121,868	142,187	123,865	129,711
Total Liabilities	5,631,952	5,490,986	5,465,992	5,510,642	5,559,732

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	175,747	177,424	177,113	176,746	177,529
Retained earnings	799,024	780,299	763,425	744,248	721,727
Cost of common stock in treasury	(218,555)	(217,737)	(211,430)	(201,973)	(179,436)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(119,023)	(107,958)	(163,171)	(127,026)	(112,967)
Underfunded pension liability	(2,581)	(2,581)	(3,422)	(3,422)	(3,422)
Total Accumulated Other Comprehensive Loss	(121,604)	(110,539)	(166,593)	(130,448)	(116,389)
Total Stockholders' Equity	682,231	677,066	610,134	636,192	651,050
Total Liabilities and Stockholders' Equity	$6,314,183	$6,168,052	$6,076,126	$6,146,834	$6,210,782

Regulatory Capital
Total CET 1 capital	$644,235	$627,579	$615,798	$605,661	$606,675
Total tier 1 capital	644,235	627,579	615,798	605,661	606,675
Total risk-based capital	665,707	648,646	637,245	626,730	627,718
Total risk-weighted assets	3,989,171	3,996,688	4,009,798	3,913,870	3,878,994

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

Commercial and industrial	$407,770	$426,950	$424,647	$417,847	$390,861

1-4 Family	202,378	206,237	197,081	184,919	181,442
Hotels	354,929	357,142	321,236	324,745	327,554
Multi-family	186,555	189,165	192,329	191,483	195,042
Non Residential Non-Owner Occupied	682,609	680,590	651,498	612,703	617,357
Non Residential Owner Occupied	232,440	240,328	222,544	222,852	223,096
Commercial real estate (1)	1,658,911	1,673,462	1,584,688	1,536,702	1,544,491

Residential real estate (2)	1,786,764	1,788,150	1,768,358	1,746,618	1,737,604
Home equity	171,292	167,201	159,630	151,012	151,341
Consumer	63,556	65,246	65,586	65,201	66,994
DDA overdrafts	3,495	4,914	4,573	4,762	3,395
Gross Loans	$4,091,788	$4,125,923	$4,007,482	$3,922,142	$3,894,686

Construction loans included in:
(1) - Commercial real estate loans	$6,651	$2,459	$2,533	$3,361	$4,715
(2) - Residential real estate loans	19,709	23,066	20,056	20,470	25,224

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Allowance for Loan Losses
Balance at beginning of period	$22,745	$23,128	$22,751	$22,724	$17,108

Charge-offs:
Commercial and industrial	(306)	(84)	—	(69)	—
Commercial real estate	(31)	(5)	(256)	(117)	(3)
Residential real estate	(19)	(68)	(88)	(20)	(32)
Home equity	(27)	(21)	(112)	(200)	(67)
Consumer	(115)	(6)	(10)	(109)	(62)
DDA overdrafts	(356)	(416)	(422)	(357)	(450)
Total charge-offs	(854)	(600)	(888)	(872)	(614)

Recoveries:
Commercial and industrial	25	70	597	86	83
Commercial real estate	11	17	74	28	158
Residential real estate	49	4	28	5	10
Home equity	9	13	18	12	4
Consumer	98	45	27	28	23
DDA overdrafts	407	368	321	315	398
Total recoveries	599	517	1,065	474	676

Net charge-offs	(255)	(83)	177	(398)	62
Provision for (recovery of) credit losses	(180)	(300)	200	425	2,918
PCD Loan Reserves	—	—	—	—	2,811
Adoption of ASU 2022-02	—	—	—	—	(175)
Balance at end of period	$22,310	$22,745	$23,128	$22,751	$22,724

Loans outstanding	$4,091,788	$4,125,923	$4,007,482	$3,922,142	$3,894,686
Allowance as a percent of loans outstanding	0.55%	0.55%	0.58%	0.58%	0.58%
Allowance as a percent of non-performing loans	206.8%	290.6%	440.1%	405.5%	400.1%

Average loans outstanding	$4,092,529	$4,045,889	$3,956,871	$3,896,284	$3,700,194
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.02%	0.01%	(0.02)%	0.04%	(0.01)%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Nonaccrual Loans
Residential real estate	$3,452	$2,849	$2,839	$2,774	$2,700
Home equity	121	111	75	24	35
Commercial and industrial	3,405	2,211	716	741	994
Commercial real estate	3,807	2,387	1,355	1,821	1,931
Consumer	1	—	1	36	19
Total nonaccrual loans	10,786	7,558	4,986	5,396	5,679
Accruing loans past due 90 days or more	—	270	269	215	—
Total non-performing loans	10,786	7,828	5,255	5,611	5,679
Other real estate owned	752	731	720	874	843
Total non-performing assets	$11,538	$8,559	$5,975	$6,485	$6,522

Non-performing assets as a percent of loans and other real estate owned	0.28%	0.21%	0.15%	0.17%	0.17%

Past Due Loans
Residential real estate	$5,035	$8,059	$6,247	$5,884	$4,783
Home equity	1,028	1,235	1,278	784	551
Commercial and industrial	26	435	568	142	98
Commercial real estate	138	715	1,478	238	148
Consumer	75	129	84	57	3
DDA overdrafts	406	364	398	341	276
Total past due loans	$6,708	$10,937	$10,053	$7,446	$5,859

Total past due loans as a percent of loans outstanding	0.16%	0.27%	0.25%	0.19%	0.15%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,953,647	$24,148	4.97%	$1,945,185	$23,673	4.83%	$1,840,828	$20,007	4.41%
Commercial, financial, and agriculture (2)	2,070,054	33,980	6.60%	2,031,089	33,038	6.45%	1,795,309	26,248	5.93%
Installment loans to individuals (2), (3)	68,828	999	5.84%	69,615	1,046	5.96%	64,057	749	4.74%
Total loans	4,092,529	59,127	5.81%	4,045,889	57,757	5.66%	3,700,194	47,004	5.15%
Securities:
Taxable	1,200,310	12,040	4.03%	1,194,448	12,336	4.10%	1,322,060	11,773	3.61%
Tax-exempt (4)	160,847	1,051	2.63%	153,204	1,053	2.73%	204,957	1,471	2.91%
Total securities	1,361,157	13,091	3.87%	1,347,652	13,389	3.94%	1,527,017	13,244	3.52%
Deposits in depository institutions	115,953	1,570	5.45%	71,624	941	5.21%	160,031	1,590	4.03%
Total interest-earning assets	5,569,639	73,788	5.33%	5,465,165	72,087	5.23%	5,387,242	61,838	4.66%
Cash and due from banks	98,966			87,633			67,975
Premises and equipment, net	71,954			72,435			71,422
Goodwill and intangible assets	162,257			163,220			124,546
Other assets	306,278			342,669			327,442
Less: Allowance for loan losses	(23,142)			(23,532)			(18,143)
Total assets	$6,185,952			$6,107,590			$5,960,484

Liabilities:
Interest-bearing demand deposits	$1,283,868	$3,439	1.08%	$1,299,683	$3,467	1.06%	$1,234,981	$1,741	0.57%
Savings deposits	1,254,253	2,273	0.73%	1,274,726	2,369	0.74%	1,376,317	1,348	0.40%
Time deposits (2)	1,073,083	8,385	3.14%	1,025,870	6,644	2.57%	902,583	2,601	1.17%
Short-term borrowings	313,623	3,621	4.64%	312,941	3,693	4.68%	281,861	2,381	3.43%
FHLB long-term advances	136,813	1,423	4.18%	100,000	1,026	4.07%	—	—	—%
Total interest-bearing liabilities	4,061,640	19,141	1.90%	4,013,220	17,199	1.70%	3,795,742	8,071	0.86%
Noninterest-bearing demand deposits	1,322,540			1,334,021			1,420,676
Other liabilities	115,589			132,862			129,411
Stockholders' equity	686,183			627,487			614,655
Total liabilities and
stockholders' equity	$6,185,952			$6,107,590			$5,960,484
Net interest income		$54,647			$54,888			$53,767
Net yield on earning assets			3.95%			3.98%			4.05%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$133			$201			$518

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$45	$78	$76
Commercial, financial, and agriculture	1,065	702	$177
Installment loans to individuals	6	26	$4
Time deposits	63	131	$9
	$1,179	$937	$266

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Net Interest Income/Margin
Net interest income ("GAAP")	$54,427	$54,666	$55,614	$55,502	$53,459
Taxable equivalent adjustment	220	223	243	255	308
Net interest income, fully taxable equivalent	$54,647	$54,889	$55,857	$55,757	$53,767

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	10.81%	10.98%	10.04%	10.35%	10.48%
Effect of goodwill and other intangibles, net	(2.35)	(2.41)	(2.49)	(2.45)	(2.43)
Tangible common equity to tangible assets	8.46%	8.57%	7.55%	7.90%	8.05%

Commercial Loan Information (period end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$25,143	0.61%	3.71	N/A
Natural Gas Distribution	12,800	0.31	5.46	N/A
Masonry Contractors	22,804	0.55	1.04	84%
Sheet Metal Work Manufacturing	25,887	0.63	1.22	68%
Beer & Ale Merchant Wholesalers	25,414	0.62	3.28	N/A
Gasoline Stations with Convenience Stores	43,985	1.07	4.76	65%
Lessors of Residential Builidings & Dwellings	429,615	10.42	1.89	66%
1-4 Family	185,436	4.50	2.97	67%
Multi-Family	177,726	4.31	1.84	64%
Lessors of Nonresidential Buildings	600,853	14.58	1.70	65%
Office Buildings	125,922	3.05	1.64	62%
Lessors of Mini-Warehouses & Self-Storage Units	50,920	1.24	1.43	61%
Assisted Living Facilities	27,273	0.66	1.38	61%
Hotels & Motels	355,343	8.62	1.45	63%

	Average Balance	Median Balance
Commercial Loans	$446	$93
Commercial Real Estate Loans	511	120

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	March 31, 2024	December 31, 2023
Noninterest-Bearing Demand Deposits	16%	16%

Interest-Bearing Deposits
Demand Deposits	12%	7%
Savings Deposits	12%	11%
Time Deposits	15%	13%
Total Deposits	14%	12%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2024	7,935	1,121	0.4%
2023*	24,518	4,450	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%
2017	28,525	2,711	1.4%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).